Exhibit 10.44

English Translation from Spanish (The original will be provided upon the request of the Commission).

        OPEN-ENDED WORK CONTRACT entered into by SERVICIOS INTEGRADOS DE ADMINISTRACION Y ALTA GERENCIA, S.A. de C.V., as party of the first part, represented by EDUARDO ARROCHA GIO, and JOSE OCTAVIO REYES LAGUNES, the Worker, as party of the second part. These parties, for reasons of brevity, shall be referred to in this contract as "Company" and "Employee", respectively, and shall be subject to the following

CLAUSES:

        FIRST—The Employee agrees to provide personal services to the Company at its domicile at RIO AMAZONAS NO. 43, COL. CUAUHTEMOC, MEXICO, D.F., or at a location to be indicated to him, as ASSISTANT DIRECTOR FOR COCA-COLA AND ALLIED BRANDS. This work shall be carried out actively and efficiently at all times. The principal position of the Employee will be: ASSISTANT DIRECTOR FOR COCA-COLA AND ALLIED BRANDS, but it is to be understood that this list of duties is illustrative rather than comprehensive. The Employee shall have the obligation at all times to perform any other job that is additional or related to his principal duty, even when this may be incidentally carried out outside the workplace. The Employee shall in all cases comply with the orders given to him by his supervisors, applicable Internal Work Regulations of the Company, and all other provisions and orders that the Company may assign.

        SECOND—The present Contract is entered into for an indeterminate time period and shall not be rescinded or terminated except according to the provisions of the Federal Labor Law, or by agreement of both contracting parties.

        THIRD—Work hours for the Employee shall be from 7:30 a.m. to 4:00 p.m., Monday through Thursday of each week and Friday from 7:30 a.m. to 2:00 p.m. Both parties have agreed to distribute the work week in this manner according to the terms of Paragraph Two of Article 59 of the Federal Labor Law.

        The Employee expressly authorizes the Company to modify the work hours above in accordance with the Company's needs.

        FOURTH—The Employee will receive as salary for services detailed in this contract the sum of $1,830,200.00 (ONE MILLION EIGHT HUNDRED THIRTY THOUSAND TWO HUNDRED PESOS 00/100 M.N. [National Currency]) per month. This amount will be paid bi-weekly, with payment issued on the fifteenth and last day of each month in the Company's offices.

        FIFTH—The Employee shall be entitled to two days per week of paid rest which, as per the agreement between both parties, shall preferably be Saturday and Sunday of each week. These may be exchanged for other days if work duties so require. Wages for these rest days are included in the sum indicated in the previous clause, as this is monthly compensation.

        SIXTH—The Employee shall be entitled to obligatory rest days indicated by the Federal Labor Law, and the wages for these days shall also be paid by the amount indicated in Clause Four, as this is monthly compensation.

        SEVENTH—The Employee shall be entitled to vacation days for each complete year of service performed, according to the terms of Article 76 of the Federal Labor Law, with the understanding that said period will be granted after the conclusion of one year of service, and will be granted at the time to be determined by the Company. In any case, the Employee shall be obliged to request his vacation with an advance notice of no less than one month.

        EIGHTH—The Employee is prohibited from working overtime without prior consent and written authorization from the Company. When circumstances require that the Employee work more time than indicated as his normal work schedule, he shall first obtain from the Company the authorization referred to in this clause. If this requirement is not fulfilled, no payment shall be issued for the time worked over and above the lawful work schedule.

        NINTH—The Employee shall be obligated to submit a receipt to the Company on each payday which includes the total salary accrued to date, with the understanding that the submission of this receipt shall demonstrate his acknowledgement that the salary received covers the work performed. This prohibits the Employee from later seeking payment for any services rendered, since any amount to which he may claim rights should be requested when submitting the receipt. Signing of the corresponding receipt settles and closes for the Company any type of salary or benefits to which the Employee may have rights for services rendered to date, even when the above is not mentioned on the receipt.

        TENTH—Given the confidential nature of the duties the Employee shall carry out and in order to satisfy requirements stipulated by the Law, the parties recognize that said person shall be considered as a management employee for all legal purposes.

        ELEVENTH—Both contracting parties agree that those items not covered in this Contract shall be governed by the provisions of the Federal Labor Law and all issues regarding interpretation, execution, and compliance with this Contract shall be expressly submitted to the jurisdiction and venue of the Local Conciliation and Arbitration Board of Mexico City, Federal District.

        For the purposes set forth in Article 25 of the Federal Labor Law, the Company declares itself to be a corporation ESTABLISHED IN ACCORDANCE WITH THE LAWS OF THE MEXICAN REPUBLIC and is dedicated to PROVIDING MANAGEMENT SERVICES. It is domiciled at RIO AMAZONAS NO. 43, CUAUHTEMOC, 06500—MEXICO, D.F. and the Employee states to be of MEXICAN nationality, and domiciled at AV. DESIERTO DE LOS LEONES NO. 5547 CASA 4, COL. TETELPAN, MEXICO, D.F., which shall be the address at which it receives any and all notifications in regard to the Federal Labor Law, this Contract, and the relationships stemming from it. He shall be obliged to supply in writing any change in domicile. If this change is not provided, he accepts that the abovementioned will be valid.

        This Contract was read to the parties, who being informed of the contents and legal force thereof, signed it in MEXICO CITY, D.F., on this 25th of NOVEMBER of ONE THOUSAND NINE HUNDRED AND EIGHTY-SIX, before the undersigned witnesses.

SERVICIOS INTEGRADOS DE ADMINISTRACION Y ALTA GERENCIA, S.A. DE C.V.
[Signature Illegible]
Eduardo Arrocha Gio

WITNESS
[Signature Illegible]
Luis Carlos Olvera Canovi

EMPLOYEE
[Signature Illegible]
Jose Octavio Reyes Lagunas

WITNESS
[Signature Illegible]
Ma. Del Carmen Villarreal Gomez